Exhibit 99.1

Corporate Communications 938 University Park Blvd., Suite 200 Clearfield, Utah 84015

NEWS RELEASE

For Immediate Release

Media Contact	Investor Contact
Amanda Covington	Michael Pici
ph (801) 779-4625	ph (801) 779-4614
media.relations@vistaoutdoor.com	investor.relations@vistaoutdoor.com

Vista Outdoor Successfully Completes Spin-Off from ATK and Begins Trading as Independent Company

Clearfield, Utah, Feb. 10, 2015 — Vista Outdoor Inc. (“Vista Outdoor”) (NYSE: VSTO), which previously operated as the Sporting Group of Alliant Techsystems Inc. (“ATK”),  announced today the successful completion of its spin-off from ATK (NYSE: ATK) into a standalone, publicly traded outdoor sports and recreation company.

On February 9, 2015, ATK distributed to its stockholders two shares of Vista Outdoor common stock for every share of ATK common stock held as of record on February 2, 2015. Vista Outdoor common stock will begin “regular-way” trading under the symbol “VSTO” on the New York Stock Exchange (“NYSE”) today, February 10, 2015, when markets open.

“Today marks the creation of a new leading commercial and consumer-products company focused on innovative solutions, strategic customer partnerships, execution excellence and creating long-term shareholder value,” said Mark DeYoung, Vista Outdoor Chairman and Chief Executive Officer. “Our consumers depend on our products to deliver quality and performance in a variety of outdoor environments and activities. Our mission is to bring the world outside, and to support and facilitate the success of outdoor enthusiasts as they strive to achieve their own rugged independence. We are focused on delivering value to our customers, maintaining and increasing our market share, supporting communities where we do business and growing into adjacent markets through capturing both organic and external growth opportunities. I am proud of the skilled and highly qualified executive leadership team we have assembled to lead Vista Outdoor and of our 5,800 passionate employees around the globe who are working to deliver quality products and services that support Vista Outdoor’s business strategies.”

About Vista Outdoor Inc.

Vista Outdoor is a leading global designer, manufacturer and marketer in the growing outdoor sports and recreation markets. The company operates in two segments, Outdoor Products and Shooting Sports, and has more than 30 well-recognized brands that provide consumers with a range of performance-driven, high-quality and innovative products in the ammunition, firearms and outdoor accessories categories. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 10 U.S. States, Puerto Rico, Mexico and Canada along with international sales and sourcing operations in Mexico, Canada, Europe, Australia, New Zealand and Asia. For news and information visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the spin-off and any other statements regarding Vista Outdoor’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “expected,” “intend,” “estimate,” “anticipate,” “believe,” “project” or “continue” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.

Additional information concerning these and other factors can be found in Vista Outdoor’s filings with the SEC, including Vista Outdoor’s registration statement on Form 10 and Current Reports on Form 8-K. Vista Outdoor assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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